Exhibit 99.1

NEWS RELEASE

FOR IMMEDIATE RELEASE	Media contact:
January 30, 2015	Bob Varettoni
908-559-6388
robert.a.varettoni@verizon.com

Verizon’s Statement on the AWS-3 Auction Results

NEW YORK – The FCC today announced results of its auction of AWS-3 spectrum, and Verizon Communications Inc. (NYSE, Nasdaq: VZ) has won a total of 181 licenses with an aggregate bid price of $10.4 billion.

These licenses are in markets covering 192 million POPs, or 61 percent of the United States.

In compliance with the FCC’s anti-collusion quiet period rules, Verizon cannot comment further until that period ends, at 6 p.m. Eastern Time on Feb. 13, 2015.

Verizon News Release, page 2

Verizon Communications Inc. (NYSE, Nasdaq: VZ), headquartered in New York, is a global leader in delivering broadband and other wireless and wireline communications services to consumer, business, government and wholesale customers. Verizon Wireless operates America’s most reliable wireless network, with more than 108 million retail connections nationwide. Verizon also provides converged communications, information and entertainment services over America’s most advanced fiber-optic network, and delivers integrated business solutions to customers worldwide. A Dow 30 company with more than $127 billion in 2014 revenues, Verizon employs a diverse workforce of 177,300. For more information, visit www.verizon.com/news/.

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